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                                  EXHIBIT 7.1

                             JOINT FILING AGREEMENT



         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 27, 1999



                              TARGETTI SANKEY S.P.A.


                              By: /s/ Lorenzo Targetti
                                  ---------------------------------------------
                                  Name:   Lorenzo Targetti
                                  Title:  Managing Director




                              FLORENCE ACQUISITION CORP.


                              By: /s/ Lorenzo Targetti
                                  ----------------------------------------------
                                  Name:   Lorenzo Targetti
                                  Title:   President and Chief Financial Officer